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                                  EXHIBIT 23.2


                          INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in a Registration Statement of Entertainment Technologies & Programs, Inc. on Form S-8 of our report dated December 30, 2000, except for Note 3, as to which the date is January 16, 2001, appearing in the Annual Report on Form 10-KSB of Entertainment Technologies & Programs, Inc. for the year ended September 30, 2000.


Ham, Langston & Brezina, L.L.P.


Houston, Texas
March 6, 2001